REVENUE PARTICIPATION RIGHTS AGREEMENT

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

This **REVENUE PARTICIPATION RIGHTS AGREEMENT** (this "Agreement"), is entered into as of the date set forth proximate to those signatures appearing below, and is by and between **MJ HOLDINGS, INC**, a Nevada Corporation, the ("Company") and Let's Roll NV, LLC a Nevada corporation and Blue Sky Companies LLC a Nevada corporation the ("Subscriber"). Collectively, all the parties may be referred to as the ("Parties"). This agreement constitutes a full buyout of the agreement and MJ Holdings, Inc. transfers it's ownership interest of 3.95% of the gross revue in the "Amargosa Outdoor Grow" to Let's Roll NV LLC and be controlled by Blue Sky Companies LLC.

WHEREAS

A. Company is engaged in cannabis-related undertakings including the infrastructure, construction, cultivation, management, production management, and distribution in conjunction with its own facilities and operations, and, likewise provides offers similar services to other cultivation and production operators in the regulated cannabis industry.

B. Company has an exclusive management agreement to construct and operate an outdoor marijuana grow facility on approximately 3 acres under Nevada cultivation license (Certification No. 011) and wishes to fund the outdoor operations in Amargosa Valley Nevada, located at 950 Anvil Road, Amargosa Valley, NV 89020 (the "**Amargosa Facility**");

C. Subscriber desires to assist financing the Facility by way of an instrument evidencing an interest in gross revenue attributable to the Amargosa Facility in exchange for purchase proceeds for said instrument totaling the sum of $100,000 pursuant to those terms conditions as set forth herein (the "Transaction");

NOW THEREFORE

In consideration of the mutual promises and undertakings set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. **Purchase and Sale**. In exchange for consideration paid by Subscriber in the amount of: a) One Hundred Thousand U.S. Dollars ($100,000.00), and b) a One Million One Hundred and Forty Two Thousand U.S. Dollars ($1,142,000.00) subscription of the Company's common stock under a separate subscription agreement, the Company will issue to Subscriber one (1) "**Amargosa Revenue Share**" entitling Subscriber to a **3.95** share in the gross revenue (net of all applicable taxes) generated by the Amargosa Facility in accordance with the following terms.

2. **Nature of Amargosa Facility Subject Products.** The Amargosa Revenue Share shall have no equity or ownership interest in Company, nor shall it have any voting, or management rights. Subscriber shall not have any interest (contingent or otherwise) in those products (or services) giving rise to any Amargosa Facility Revenue or any resulting losses or tax credits. Rather, Subscriber, by virtue of this Revenue Share Instrument, shall hold a priority interest in a *mandatory* annual distribution of his/her/its share of gross revenue realized by the Amargosa Facility as derived from the sale of any products or services originating therefrom including but not limited to those products consisting of or derived from:

(a) all parts of the *Cannabis Sativa* Plant whether growing or not (including mature stalks of such plant and fiber produced from such stalks);

(b) the seeds thereof;

(c) its flowers and leaves;

(d) any resin from any part of said plant (sessile or non-sessile trichomes, leaves or otherwise);

(e) the resin extracted from seed oil and every formulation, compound, manufacture, salt, derivative, mixture, oil or cake made from the seeds of said plant;

(f) any compound, manufacture, salt, derivative, mixture, or preparation of the plant and any part or byproduct thereof, including THC delivery components, nutraceutical, household, or industrial oils, cakes, flours, fibers and further, any sterilized seeds of such plant even if incapable of germination.

(g) Said products shall also include any (a) dioecious oilseed plants (and any topical, cosmetic, oils formulated therefrom) as well as any (b) monoecious fiber hemp plants and hempseed oil derived therefrom and (c) CBD-rich (non-THC-significant) oils or concentrates extracted from the flowers leaves or stems of any variant of the plant.

3. **Amargosa Revenue Share Attributes**.

(a) **Yearly Calculation**. On or before April 30 for each of the next eight (8) years (2019-2026), the Company shall calculate for the prior fiscal year, the portion of the gross revenue attributable to the Amargosa Facility and realized by Company for said prior fiscal period (the "Measurement Period").

(b) **Annual Disbursement**. On or before May 31 (or the first business day thereafter for said eight years), the Company shall disburse to Subscriber their portion of gross revenue, as described in exhibit A below, derived from the Amargosa Facility as realized by Company. The last such disbursement will occur upon the final annual payment anticipated to transpire on May 31, 2026.

(c) Annual Revenue Calculation Statement ("ARCS"). Concurrently with any Payment, Company shall provide the Subscriber with a written statement (the "ARCS") (as described herein at paragraph 2(a)) which shall include the following information in respect of the immediately preceding calendar month:

(i) aggregate number of Grams sold pursuant to any Retail Sale(s) and/or any Wholesale Transfer(s);

(ii) aggregate number of Grams sold pursuant to any Retail Sale(s) and/or any Wholesale Transfer(s);

(iii) identity of the Strains of the Grams sold pursuant to Retail Sale(s) and Wholesale Transfer(s); sold pursuant to a Retail Sale(s) and/or a Wholesale Transfer(s);

(iv) gross revenue received from all Grams sold pursuant to any Retail Sale(s) and/or any Wholesale Transfer(s);

(v) gross revenue received from all Grams sold pursuant to any Retail Sale(s) and/or any Wholesale Transfer(s);

(vi) Retail Price and Wholesale Transfer Price charged per Gram sold pursuant to any Retail Sale(s) and/or any Wholesale Transfer(s);

(vii) all Taxes payable by Company, as applicable, on any Grams sold pursuant to any Retail Sale(s) and/or any Wholesale Transfer(s);

(viii) a detailed calculation of the Payment owing to the Company separated by amounts owing for any Grams sold pursuant to any Retail Sale(s) and/or any Wholesale Transfer(s);

(ix) number of Grams held without sale and remaining under the Payment Obligations; and

(x) such other commercially reasonable information as may be requested by the Subscriber from time to time.

4. **Representations and Warranties of Company**. The Company hereby represents and warrants to and in favor of Subscriber as follows, and likewise, acknowledges that Subscriber is relying upon the following representations and warranties in connection with the execution, delivery and performance of this Agreement:

(a) **Incorporation; Capacity and Authority**. The Company is duly incorporated, continued or amalgamated and validly existing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated, as the case may be, and has all requisite corporate power and authority and is duly qualified and holds all necessary permits, licenses and authorizations necessary or required to carry on its business as now conducted.

(b) **Execution and Binding Obligation**. This Agreement has been duly authorized and executed and delivered by the Company and upon such execution and delivery shall constitute a valid and binding obligation of each of the Company and shall be enforceable against same in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Law.

(c) **No Conflict**. The execution and delivery of this Agreement, the performance by each of its obligations hereunder or thereunder and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both): (i) any Applicable Laws; (ii) articles, by-laws or resolutions which are in effect at the date hereof; (iii) any mortgage, note, indenture, contract, agreement, instrument, lease or other document by which it is bound; or (iv) any judgment, decree or order binding Company.

(d) **Compliance with Laws**. Company has conducted and is conducting its business in compliance in all material respects with all Applicable Laws (including all Environmental Laws) of each jurisdiction in which it carries on business and holds all requisite authorizations necessary or appropriate for carrying on its business as currently carried on and all such authorizations are valid and subsisting and in good standing in all material respects. Without limiting the generality of the foregoing, Company has not received a written notice of non-compliance, nor does it know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of material non-compliance with any such Applicable Laws or Authorizations.

(e) **Litigation and Proceedings**. There are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or, to Company's knowledge, threatened against or affecting it, or the directors, officers or employees thereof, at law or in equity or before or by any commission, board, bureau or agency of any kind whatsoever and, to its knowledge, there is no basis therefor and it is not subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, in each case which, either separately or in the aggregate, may have a Material Adverse Effect or that would have a Material Adverse Effect on its ability to perform its obligations under this Agreement.

(f) **Accounting Practices**. Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets.

(g) **Taxes.** All Taxes due and payable by Company have been paid. All tax returns, declarations, remittances and filings required to be filed by Company have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate in all material respects and no material fact or facts have been omitted therefrom which would make any of them misleading.

(h) **Compliance under Nevada Law**. Company is in compliance with the terms and conditions of its Nevada Cultivation License and to its knowledge, there is no basis upon which any renewal of such License would be denied.

5. **Representations and Warranties of the Subscriber**. Subscriber hereby represents and warrants to and in favor of, Company as follows, and likewise, acknowledges that Company is relying upon the following representations, warranties in connection with the execution, delivery and performance of this Agreement:

(a) **Authorization, Capacity**. Subscriber has full power and authority (and, if such Subscriber is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by Subscriber, will constitute Subscriber's valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) **Purchase Entirely for Own Account**. Subscriber acknowledges that this Agreement is made with such Subscriber in reliance upon such Subscriber's representation to the Company, which such Subscriber confirms by executing this Agreement, that Revenue Participation Rights will be acquired for investment for such Subscriber's own account, not as a nominee or agent (unless otherwise specified on such Subscriber's signature page hereto), and not with a view to the resale or distribution of any part thereof, and that such Subscriber has no present intention of selling, granting any right or interest in, or otherwise transferring the same. By executing this Agreement, Subscriber further represents that such Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant any right or interest in, or otherwise transferring to any third person, Revenue Participation Rights. If other than an individual, Subscriber also represents it has not been organized solely for the purpose of acquiring the Revenue Participation Rights or Securities as described herein.

(c) **Execution and Binding Obligation**. This Agreement has been duly authorized and executed and delivered by the Company and upon such execution and delivery shall constitute a valid and binding obligation of the Company and shall be enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Law.

(d) **No Conflict**. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder or thereunder and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both): (i) any Applicable Laws; (ii) articles, by-laws or resolutions which are in effect at the date hereof; (iii) any material mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound; or (iv) any judgment, decree or order binding the Company or the property or assets of the Company.

(e) **Compliance with Laws**. Subscriber has conducted and is conducting its business in compliance in all material respects with all Applicable Laws of each jurisdiction in which it carries on business and holds all requisite Authorizations necessary or appropriate for carrying on its business as currently carried on, and all such Authorizations are valid and subsisting and in good standing in all material respects. Without limiting the generality of the foregoing, the Company has not received a written notice of non-compliance, nor does it know of, nor have reasonable

grounds to know of, any facts that could give rise to a notice of non-compliance with any such Applicable Laws or Authorizations which if adversely determined would reasonably be expected to have a Material Adverse Effect on the Company.

(f) **Sufficiency of Capital**. Subscriber has, and will on the Closing Date have, sufficient cash on hand to advance the Principal Amount on the date(s) designated for funding hereunder.

(g) **Disclosure of Information; Non-Reliance**. Subscriber acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. Subscriber further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Subscriber confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, Subscriber is not relying on the advice or recommendations of the Company and such Subscriber has made its own independent decision that the investment in the Securities is suitable and appropriate for such Subscriber. Subscriber understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(h) **Investment Experience**. Subscriber is an investor in securities of companies in the development stage and in particular, cannabis related enterprises and acknowledges that she/he/it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(i) **Accredited Investor**. Subscriber is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Subscriber agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

(j) **Restricted Securities**. Subscriber understands that this Agreement and the Right to Revenue Sharing as described herein, constitutes a "security" under U.S. Law. Said rights (securities) have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Subscriber's representations as expressed herein. Subscriber understands that the securities are "restricted securities" under U.S. federal and applicable state securities laws and that, pursuant to these laws, such Subscriber must hold the securities for the full 8-year term of this Agreement.

(k) **No General Solicitation**. Subscriber, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Subscriber acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(l) **Residence**. If the Subscriber is an individual, such Subscriber resides in the state or province identified in the address shown on such Subscriber's signature page hereto. If the Subscriber is a partnership, corporation, limited liability company or other entity, such Subscriber's principal place of business is located in the state or province identified in the address shown on such Subscriber's signature page hereto.

(m) **Foreign Investors**. If a Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. Each such Subscriber's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Subscriber's jurisdiction. Each such Subscriber acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

6. **Arbitration Procedures; Waiver of Jury Trial; Governing Law Jurisdiction.**

THE PARTIES AND SPECIFICALLY BOROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). COMPANY AND SUBSCRIBER (i) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK

TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT HE/SHE/IT HAS NOT BEEN UNDULY INDUCED OR COERCED TO ENTER INTO THIS AGREEMENT.

For purposes of this Agreement, "Proceeding" includes any threatened, pending, or completed:

(a) action, suit, arbitration, alternate dispute resolution mechanism,

(b) investigation, inquiry, administrative hearing,

(c) or any other actual, threatened, or completed proceeding,

whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

All disputes, controversies or claims arising out of, relating to, or in respect of this Agreement, including any issue regarding its existence, validity, enforceability, interpretation, breach or termination (each a "Dispute") shall be resolved in accordance with the provisions of this Agreement. Any Dispute that Parties are unable to amicably resolve or settle between themselves through negotiations between the designated representatives or senior executives of Parties within 15 Business Days (or such longer period as the Parties may mutually agree to in writing) of a Party being provided notice of such Dispute (the "Consultation Period") shall be referred to and finally determined by final and binding arbitration. The arbitration shall be confidential and shall be conducted by one independent and impartial arbitrator selected in accordance with the provisions of this Agreement (the "Arbitrator"). The arbitration shall be governed by The Arbitration Statute(s) of the State of Nevada and all parties agree to the exclusive jurisdiction of Clark County, Nevada.

Within 30 calendar days of the expiry of the Consultation Period, the Parties agree to jointly select the Arbitrator who shall qualify in Nevada The Arbitrator shall be impartial and independent of the Parties and shall be experienced and knowledgeable about the subject matter of the Dispute (generally and not as to the express facts concerning the Dispute). If the Parties are unable to agree upon the Arbitrator, a Party may apply to elect an Arbitrator in accordance with the provisions Nevada law. It is specifically acknowledged and confirmed that any Dispute that cannot be resolved between the Parties prior the expiry of the Consultation Period shall be submitted to arbitration irrespective of the magnitude thereof or the amount in question. The Arbitrator shall have jurisdiction: (i) to apply all Applicable Laws, common law and equity (including the scope of the agreement to arbitrate, any statute of limitations, conflict of laws rules, tort claims and interest claims); and (ii) to make an award or awards in respect of interest and the payment of the costs of the arbitration (including arbitrators' fees and the legal costs of the Parties). The Arbitrator also may, where requested by a Party, determine the nature and extent of production of

documents and oral depositions. The award of the Arbitrator shall be reduced to writing and be final and binding on the Parties and not subject to any appeal (a "Final Determination"). Any monetary award shall be made and payable, free of any Taxes or other deduction, and shall bear interest from the date of any breach or other violation of this Agreement to the date on which the award is paid, at a rate determined by the Arbitrator. Judgment upon the award(s) rendered by the Arbitrator may be entered and execution had in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and order of enforcement. Each Party shall bear its own expenses of preparing for and participating in connection with the arbitration, including legal fees but the Party against whom judgment is rendered shall bear all legal fees of the Arbitrator. By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a legal court, the Arbitrator shall have full authority to grant provisional remedies, statutory remedies and to award damages for the failure of the Parties to respect the Arbitrator's orders to that effect Nothing in this Agreement shall restrict or prohibit a Party from commencing arbitration at any time, including prior to the expiry of a Consultation Period, in order to protect its rights under this Agreement or in relation to a Dispute.

The Parties hereto hereby specifically affirm their understanding and acceptance of these arbitration provisions and do so by executing their signature here, in addition to the signature pages appearing on the last page of this Agreement.

I HEREBY CONSENT TO AND CONCEDE TO THE TERMS AND PROVISIONS OF THE ARBITRATION CLAUSE CONTAINED IN THIS PARAGRAPH 6.

By: ______________________	By: ______________________
Signature (*Authorized Signatory)*	Signature (*Authorized Signatory)*

7. **Miscellaneous**

(a) **Currency**. All payments shall be made in U.S. Dollars via bank draft or by electronic transfer.

(b) **Banking Institution**. In order to receive payments, Subscriber must maintain an account with a U.S. financial institution capable to accepting ACH transfers.

(c) **IRS Reporting**. The Company shall provide Subscriber with IRS Form 1099 notices of income, to the extent applicable.

(d) **Severability**. If any one or more of the provisions of this Agreement shall for

any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein

(e) **Notices**. Notices by Subscriber to Company must be made to its Registered Agent address set out above. Notices by the Company to Subscriber may be made either to the last known electronic address of the Subscriber or to the last known physical address of the Subscriber.

(f) **No Stockholder Rights**. Nothing in this Agreement shall be construed to confer on the Amargosa Revenue Share any rights as an owner of capital stock of the Company, including by way of example and not limitation, any right to dividends, any right to vote on the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise.

(g) **Rules of Construction**. Headings and titles contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. In the event of any ambiguity in this Agreement, such ambiguity shall be resolved in a manner independent of which party may have drafted this Agreement or the particular language giving rise to such ambiguity and without prejudice to the party who may have drafted same.

(h) **Statutes**. Unless specified otherwise, references in this Agreement to a statute refers to that statute as it may be amended, or to any restated legislation of comparable effect.

(i) **Entities**. A reference to an entity includes any entity that is a successor to such entity.

(j) **Gender; Number; and Including**. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders. The word "include", "includes" or "including" shall be interpreted on an inclusive basis and shall be deemed to be followed by the words "without limitation".

(k) **Calculation of Time**. Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day which ends the period and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

(l) **Waiver.** Any waiver of any provision of this Agreement must be in writing,

and any waiver by any party of a breach of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(m) **Invalidity of Provisions**. Each of the provisions contained in this Agreement are distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

(n) **Entire Agreement**. This Agreement and any other documents required to be delivered pursuant to this Agreement constitute the entire agreement between the Parties and set out all of the covenants, promises, warranties, representations, conditions and agreements between the Parties regarding the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions whether oral or written, pre-contractual or otherwise, including the Term Sheet. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document required to be delivered pursuant to this Agreement.

(o) **Amendment**. Except as expressly provided in this Agreement, no amendment or waiver of this Agreement, shall be binding unless executed in writing by each Party.

(p) **Governing Law**. This Agreement, the rights and obligations of the Parties under this Agreement, and any claim or controversy directly or indirectly based upon or arising out of this Agreement, the transactions contemplated by this Agreement (whether based in contract, tort or any other theory), including all matters of construction, validity and performance, shall in all respects be governed by, interpreted, construed and determined in accordance with, the laws of the State of Nevada, without regard to the conflicts of law principles thereof. Any dispute arising from the Agreement shall be adjudicated in Clark County Nevada and specifically, the city of Las Vegas, located within said County.

(q) **Force Majeure.** MJ Holdings shall not be responsible for any delay in the cultivation, shipment or delivery of the goods or any part thereof occasioned by any Act of God, including, but not limited to flood, earthquake, other natural disaster, strike, lockout, riot or civil commotion, breakdown of machinery due to defect, or any cause comprehended in the term "force majeure". If delay in cultivation/shipment/delivery is likely to occur for any of the foregoing reasons, then Company shall serve a notice on Subscriber within

30 days of the occurrence, or not less than 60 days before the commencement of the contract period, whichever is later. If after serving such notice an extension to the cultivation/shipment/delivery period is required, then the Company shall serve a further notice not later than 30 days after the last day of the contract period for delivery.

(r) **Modified Hardship Clause** When continued performance becomes excessively onerous due to events beyond the Company's reasonable control, then both Company and Seller shall negotiate, in good faith, alternative contractual terms which shall reasonably mediate the consequences of the qualifying event.

(s) **Legal Counsel**. The Parties acknowledge that their respective legal counsel have participated in settling, or have reviewed the provisions of, this Agreement and the Parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting Party shall not be applicable in the interpretation of this Agreement

(t) **Control**. In the event of any inconsistency between the provisions of any Article or Section of this Agreement and the provisions of: (a) the Schedules which form a part hereof; or (b) the Note, the provisions of this Agreement shall prevail to the extent of the inconsistency.

(u) **Knowledge**. Any reference herein to "Company's knowledge" or "the knowledge of Company" or that is otherwise expressed to be limited in scope to matters known to Company, or of which Company is aware, shall mean:

(i) the actual knowledge of the Specified Persons; and

(ii) the knowledge which the Specified Persons would have had if they had conducted a commercially reasonable internal inquiry into the relevant subject matter that a reasonably prudent officer of a similar corporate entity would have made in similar circumstances.

(v) **Counterpart and Electronic Signatures**. This Agreement and any amendments thereto, may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Such writings, including any counterparts thereto, may be delivered via facsimile, electronic communications (including pdf or electronic signature), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

BALANCE OF PAGE INTENTIONALLY BLANK

Exhibit A

Amargosa Revenue Share:

Total Amount of Subscription	Fractional Consideration	Consideration Paid
$1,142,000.00 USD	3.95 %	$100,000.00 USD

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

MJ HOLDINGS, INC.

By: ______________________
Paris Balaouras
President, CEO

SUBSCRIBER

Print Name: ______________________
Wallace Cheves, Manager
Blue Sky Companies LLC

____
Blue Sky Companies, Member
Let's Roll NV LLC

By: ______________________
Signature (*Authored Signatory)*

____
Signature (*Authored Signatory)*